Exhibit 99.1

PROLONG INTERNATIONAL CORPORATION

CONTACT:

Prolong International Corporation

Thomas C. Billstein, 949-587-2700 (Investor Relations)

For Immediate Release

PROLONG INTERNATIONAL APPOINTS TWO ADDITIONAL

MEMBERS TO BOARD OF DIRECTORS

Irvine, CA., March 26, 2004 – Prolong International Corporation (AMEX: PRL), (http://www.prolong.com), a technology driven consumer products holding company and parent of Prolong Super Lubricants, Inc., manufacturer and marketer of patented consumer automotive, commercial/industrial and household products, today announced the appointments of Cary Fitchey and Robert Lautz as members of the Board of Directors to fill existing vacancies on the Board.

Mr. Fitchey is a Senior Managing Director of St. Cloud Capital LLC, a Managing Partner of FG II Ventures, and Chairman of European Capital Ventures, plc. Mr. Fitchey was a partner with Dartford Partnership whose portfolio included Duncan Hines, Log Cabin and Mrs. Paul’s (the food portfolio was taken public in 1998 as Aurora Foods). Prior to joining Dartford, Mr. Fitchey was the Managing Director of Triad Partners, Ltd. Mr. Fitchey was also an executive for PepsiCo and a partner with A.T. Kearney and Strategic Planning Associates. He is a member of various boards including Sweet Candy, LLC, Advanced H2O, Inc., and European Capital Ventures, plc. Mr. Fitchey earned an MBA from the University of Michigan and a BSIM from Purdue University. Mr. Fitchey has also been appointed a member of the Board’s Compensation Committee.

Mr. Lautz is a Managing Director of St. Cloud Capital LLC. Mr. Lautz also serves as an advisor and Board member to various associated companies. Mr. Lautz formed and was Chairman and CEO of Indenet (INDE) prior to St. Cloud. Mr. Lautz also owned and operated Peerless Capital, a venture capital business. Mr. Lautz began his career with Citibank’s Operating Group rising to Senior Financial Officer. Mr. Lautz earned a Master’s degree from the American Graduate School of International Management (Thunderbird), and a BS in Business Administration from Miami University in Oxford, Ohio. Mr. Lautz has also been appointed to the Board’s Audit Committee.

“We are fortunate to have businessmen with the management skills and experience of Cary Fitchey and Bob Lautz’s join our Board of Directors,” said Elton Alderman, Chairman and Chief Executive Officer of Prolong International Corporation. “I believe they will make a great contribution to the company due to their strategic thinking skills, their past business experience, and their sincere desire to see Prolong grow to its true potential.”

Prolong International Corporation, a consumer products holding company headquartered in Irvine, California, through its operating subsidiaries, manufactures, markets and distributes a complete line of patented lubricant and proprietary automotive, commercial/industrial and household products. The Company’s products are marketed and sold under the brand name Prolong Super Lubricants® and are used in consumer, automotive and industrial applications. Prolong products are sold throughout the United States at major chain stores and auto retailers and in international markets. More information about Prolong International Corporation and its products can be obtained at http://www.prolong.com.

Forward-Looking Statements

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and involve significant risks and uncertainties, including, but not limited to, the following: competition, cost of components, product concentration and risk of declining selling prices. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors and conditions. These risks and uncertainties, and certain other related factors, are discussed in the Company’s Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update such forward-looking statements.